Exhibit 21.0

Subsidiaries of Technical Olympic USA, Inc.

Name	Jurisdiction	Doing Business as Names

Alliance Insurance and Information Services, LLC	Florida
DP-NH Investments, L.P.	Texas
DP-NH Management, L.L.C	Texas
Engle Homes Delaware, Inc.	Delaware
Engle Homes Reinsurance Limited	Turks and Caicos Islands
Engle Homes Residential Construction, L.L.C	Arizona
Engle Homes/Virginia, Inc.	Florida
Engle/James LLC	Colorado
HomePartners Title Services, L.L.C	Florida
McKay Landing LLC	Colorado
Newmark Homes Business Trust	Delaware
Newmark Homes, LLC	Delaware
Newmark Homes, L.P.	Texas	Newmark Homes Fedrick, Harris Estate Homes Marksman Homes Engle Homes/Texas Engle Homes
Newmark Homes Purchasing, L.P.	Texas
Pacific United, L.P.	Texas	Pacific United, Limited Partnership
Preferred Builders Realty, Inc.	Florida
Preferred Home Mortgage Company	Florida
Prestige Abstract & Title, L.L.C	Florida
Professional Advantage Title, Ltd.	Florida
Silverlake Interests, L.C	Texas
Silver Oak Trails, L.P.	Texas
SOT Developers, L.L.C	Texas
Spring Park Village, L.P.	Texas
SPV Developers, L.L.C	Texas
The Century Title Agency, Ltd.	Florida
TOI, LLC	Delaware
TOUSA Associates Services Company	Delaware
TOUSA Delaware, Inc.	Delaware
TOUSA Financing, Inc.	Delaware
TOUSA Homes, Inc.	Florida	D.S. Ware Homes
Engle Homes
Engle Homes/Arizona
Engle Homes Arizona
Engle Homes Broward

Name	Jurisdiction	Doing Business as Names

Engle Homes Colorado
Engle Homes Colorado, a division of TOUSA Homes, Inc.
Engle Homes/Georgia, Inc.
Engle Homes Orlando
Engle Homes South Florida
Engle Homes Southwest Florida
Engle Homes Palm Beach
Engle Homes Pembroke
Engle Homes Texas
Engle Homes Virginia
James Company, a division of TOUSA Homes, Inc.
James Construction Company
James Construction Company, a division of TOUSA Homes, Inc.
Masonry Homes
Masonry Homes, Inc.
Masonry Homes/Pennsylvania Trophy Homes
TOUSA Shared Services LLC	Florida
TOUSA Ventures, LLC	Florida
Universal Land Title, Inc.	Florida
Universal Land Title Investment #1, L.L.C	Florida
Universal Land Title Investment #2, L.L.C	Florida
Universal Land Title Investment #3, L.L.C	Florida
Universal Land Title Investment #4, L.L.C	Florida
Universal Land Title of Colorado, Inc.	Colorado
Universal Land Title of South Florida, Ltd.	Florida
Universal Land Title of Texas, Inc.	Texas
Universal Land Title of the Palm Beaches, Ltd.	Florida
WPines Developers, L.L.C	Texas
Woodland Pines, L.P.	Texas